UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: June 4, 2007 (Date of earliest event reported)
Kayne Anderson Energy Development Company (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00725 (Commission File Number)	20-4991752 (IRS Employer Identification Number)

717 Texas Avenue - Suite 3100, Houston, TX (Address of principal executive offices)		77002 (Zip Code)
(713) 493-2020 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 4, 2007, Kayne Anderson Energy Development Company, a Maryland corporation (the "Company"), entered into a Senior Secured Revolving Credit Agreement (the "Investment Credit Agreement") and a Treasury Secured Revolving Credit Agreement (the "Treasury Credit Agreement"), among the Company, the lenders party thereto, SunTrust Bank, as administrative agent for the lenders, and Citibank, N.A. as syndication agent, for both credit agreements.

Under the Investment Credit Agreement, the lenders have agreed to extend revolving credit to the Company in an amount up to $100,000,000, which includes a $10,000,000 letter of credit subfacility and a $10,000,000 swing line facility; however, the Company has the ability to increase the credit available under the Investment Credit Agreement to an amount not to exceed $250,000,000 by obtaining additional commitments from existing lenders or new lenders. The Investment Credit Agreement has a three year term and bears interest, at the Company's option, at either (i) LIBOR plus 125 basis points or (ii) the prime rate plus 25 basis points. Proceeds from the Investment Credit Agreement will be used to supplement the Company's equity capital to make portfolio investments.

The obligations under the Investment Credit Agreement are secured by substantially all of the Company's assets, and are guaranteed by the Company's existing and future subsidiaries, other than special purpose subsidiaries. The Investment Credit Agreement contains affirmative and reporting covenants and certain financial ratio and restrictive covenants, including: (a) maintaining a ratio, on a consolidated basis, of total assets (excluding collateral under the Treasury Credit Agreement) less liabilities (other than indebtedness) to aggregate indebtedness (excluding indebtedness under the Treasury Credit Agreement and non-recourse indebtedness of special purpose subsidiaries) of the Company and its subsidiaries, of not less than 2.50:1.0, (b) maintaining the value of the portion of the Company's portfolio that can be converted into cash within specified time periods and valuations at no less than 10% of the principal amount outstanding under the Investment Credit Agreement (less fully cash collateralized letters of credit) during any period when adjusted outstanding principal amounts exceed a specified threshold percentage of the Company's adjusted borrowing base, (c) maintaining a consolidated shareholders equity at each fiscal quarter end of not less than the greater of: 40% of the consolidated total assets of the Company and its subsidiaries, and $100,000,000 plus 25% of the net proceeds from any sales of equity securities by the Company and its subsidiaries subsequent to the closing of the Investment Credit Agreement, (d) limitations on additional indebtedness, (e) limitations on liens, (f) limitations on mergers and other fundamental changes, (g) limitations on dividends and other specified restricted payments, (h) limitations on disposition of assets, (i) limitations on transactions with affiliates, (j) limitations on agreements that prohibit liens on properties of the Company and its subsidiaries, (k) limitations on sale and leaseback transactions, (l) limitations on specified hedging transactions, (m) limitations on changes in accounting treatment and reporting practices, (n) limitations on specified amendments to the Company's investment management agreement during the continuance of a default, (o) limitations on the aggregate amount of unfunded commitments, and (p) limitations on establishing deposit, securities or similar accounts not subject to control agreements in favor of the lenders. The Investment Credit Agreement also contains customary representations and warranties and events of default.

Under the Treasury Credit Agreement, the lenders have agreed to extend revolving credit loans to the Company in an amount not to exceed $100,000,000. Proceeds from the Treasury Credit Agreement will be invested in U.S. government securities and used to facilitate the growth of the Company's investment portfolio and provide flexibility in the sizing of its portfolio investments. The Treasury Credit Agreement has a three year term and bears interest, at the Company's option, at either (i) LIBOR plus 20 basis points or (ii) the prime rate.

The obligations under the Treasury Credit Agreement are secured by certain securities accounts assets and are guaranteed by the Company's existing and future subsidiaries, other than special purpose subsidiaries. The Treasury Credit Agreement contains affirmative and reporting covenants and certain financial ratio and restrictive covenants, including: (a) maintaining a ratio, on a consolidated basis, of total assets (excluding cash collateral) less liabilities (other than indebtedness) to aggregate indebtedness (excluding indebtedness under the Treasury Credit Agreement and non-recourse indebtedness of special purpose subsidiaries) of the Company and its subsidiaries, of not less than 2.50:1.0, (b) maintaining the value of the portion of the Company's portfolio that can be converted into cash within specified time periods and valuations at no less than 10% of the principal amount outstanding under the Treasury Credit Agreement during any period when adjusted outstanding principal amounts exceed a specified threshold percentage of the Company's adjusted borrowing base, (c) maintaining a consolidated shareholders equity at each fiscal quarter end of not less than the greater of: 40% of the consolidated total assets of the Company and its subsidiaries, and $100,000,000 plus 25% of the net proceeds from any sales of equity securities by the Company and its subsidiaries subsequent to the closing of the Treasury Credit Agreement, (d) maintaining a ratio, on a consolidated basis, of cash collateral to the aggregate principal amounts outstanding under the Treasury Credit Agreement, of not less than 1.01:1.0, (e) limitations on additional indebtedness, (f) limitations on liens, (g) limitations on mergers and other fundamental changes, (h) limitations on dividends and other specified restricted payments, (i) limitations on disposition of assets, (j) limitations on transactions with affiliates, (k) limitations on agreements that prohibit liens on properties of the Company and its subsidiaries, (l) limitations on sale and leaseback transactions, (m) limitations on specified hedging transactions, (n) limitations on changes in accounting treatment and reporting practices, (o) limitations on specified amendments to the Company's investment management agreement during the continuance of a default, and (p) limitations on the aggregate amount of unfunded commitments. The Treasury Credit Agreement also contains customary representations and warranties and events of default.

The Company has not yet borrowed any amounts under either of the credit facilities. From time to time, certain of the lenders and their affiliates may provide customary commercial, brokerage, financial and investment banking services to the Company.

A press release announcing the Investment Credit Agreement and Treasury Credit Agreement is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of Kayne Anderson Energy Development Company dated June 6, 2007

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2007	KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY By: /s/ David Shladovsky David Shladovsky Secretary and Chief Compliance Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Kayne Anderson Energy Development Company dated June 6, 2007